Exhibit 99.1

DeVry Inc. Announces Third-Quarter Results

  Undergraduate enrollment at DeVry University increases 26 percent
  Chamberlain to open two new locations in July
  Apollo College and Western Career College change name to Carrington Colleges

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--April 22, 2010--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported results for its fiscal 2010 third-quarter and nine-month period ended March 31, 2010. DeVry’s strong performance was driven by continued solid execution of its growth and diversification strategy and unwavering focus on academic quality.

Three Months Ended March 31, 2010:

  Revenues increased 29 percent to $504.4 million
  Net income increased 60 percent to $81.2 million
  Diluted earnings per share increased 60 percent to $1.12

Nine Months Ended March 31, 2010:

  Revenues rose 32 percent to $1,408.5 million
  Net income increased 62 percent to $208.3 million
  Diluted earnings per share increased 63 percent to $2.88

“We continued to achieve favorable enrollment trends during this quarter, as students were attracted by the value proposition of our educational offerings, which includes high quality programs and services and a strong track record of academic outcomes for students,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We remain committed to investing in quality and providing the access and capacity needed to educate our country’s workforce to compete in the midst of a tough economy.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

DeVry University continued to report strong undergraduate enrollment growth, with new enrollments in the spring increasing 24.0 percent to 17,715 students, compared with 14,288 last year. Total student enrollment increased 25.6 percent to 66,909 students, compared with 53,259 in spring 2009.

For the January 2010 session, graduate coursetakers enrolled in master’s degree programs at DeVry University and its Keller Graduate School of Management rose to 22,679, an increase of 16.5 percent over January 2009. For the March 2010 session, the number of graduate coursetakers was 22,343, an increase of 15.4 percent over prior year.

The total number of online undergraduate and graduate coursetakers in the March 2010 session increased 21.5 percent to 67,744 versus 55,745 in the same session a year ago.

DeVry University continued to make investments in academic quality and student outcomes during the quarter. It hired additional career service advisors and has accelerated the implementation of its successful Student Central concept, which brings all key services together in one place, and proactively supports students from the time they enroll to when they graduate. Student Central will be implemented in all DeVry University locations by the end of fiscal 2010.

Medical and Healthcare Segment

Ross University

In the January 2010 term, new students increased 14.4 percent to 699, compared to 611 students last year. Total students increased 8.0 percent to 4,669 compared to 4,323 students in the same term last year.

An element of the growth strategy at Ross University School of Medicine was the development of a clinical education center located in Freeport, Grand Bahama. The clinical site was expected to mitigate capacity constraints at the main campus in Dominica. However, the projected volume of Ross students studying in Freeport has not been realized due to factors including an unforeseen delay in the review process in California (one of four states requiring notification) and caution on the part of existing students considering Freeport. Accordingly, Ross is executing revised plans to add capacity in Dominica as it continues to work toward resolution of these matters at its Freeport location. The Freeport site remains a part of Ross’ long-term growth plans. These near-term challenges coupled with Ross’ dedication to academic quality will mean slowing new student enrollment for at least the upcoming May and September terms. Management remains confident in Ross’ long-term opportunities for growth.

Chamberlain College of Nursing

Chamberlain's new student enrollment in spring 2010 increased 75.4 percent to 2,168 students, compared to 1,236 in spring 2009. Total student enrollment rose 72.2 percent to 6,691 students compared with 3,885 during the same period last year.

Chamberlain received approvals by the boards of nursing in Virginia and Illinois for its new campuses in Crystal City, Va., and Chicago, which are scheduled to open in July 2010. Both are co-locations with DeVry University.

U.S. Education (Apollo College/Western Career College/Carrington Colleges)

New student enrollment at U.S. Education decreased 2.4 percent to 4,218 students, compared with 4,323 in spring 2009. New student enrollment was impacted by the recovering economy, internal execution issues and capacity limitations as U.S. Education prepares to open new locations in the coming months. Total enrollment increased 9.9 percent to a record 12,009 students, compared with 10,928 for the same period last year.

In March, Western Career College and Apollo College announced that they will be renamed Carrington College California and Carrington College, respectively. The name change takes effect on July 1, 2010. All 19 campuses will bear the Carrington name within California and throughout the Western U.S.

Professional Education Segment

Becker Professional Education

Results for this segment continue to be relatively flat. Nevertheless, Becker continues to execute on its long-term growth strategy. During the quarter, Becker signed an agreement that makes its full array of CFA exam preparation offerings, including live classroom courses, available to CFA candidates in Switzerland. Becker is now a trusted partner to 97 of the top 100 accounting firms and 15 of the top 20 CFA® Societies around the world.

Other Educational Services Segment

DeVry Brasil (Fanor/Ruy Barbosa/Area1)

For the March 2010 term, new students decreased 5.9 percent to 2,718, compared to 2,887 students last year driven by volatility in graduate school enrollments and delays in new program rollouts. Total students increased 0.4 percent to 11,789 compared to 11,742 students in the same term last year. During the quarter, Fanor’s Fortaleza campus prepared for the launch in the coming semester of two new programs in environmental engineering and physical education, while Ruy Barbosa prepared to launch five new bachelor’s degree programs, including nursing, physiotherapy and nutrition, this coming semester. In addition, for the second year in a row, Ruy Barbosa was named the number one school in Salvador and number one among all private institutions in the country based on academic outcomes on the OAB exam, which is equivalent to the bar exam in the U.S.

Balance Sheet/Cash Flow

For the first nine months of fiscal 2010, DeVry generated $481.3 million of operating cash flow, driven by the continuation of strong operating results and working capital management. As of March 31, 2010, cash, marketable securities and investment balances totaled $501.7 million and outstanding borrowings were $44.8 million.

Share Repurchase Plan

During the quarter, DeVry initiated its third share repurchase program, repurchasing $6.4 million of common stock at an average cost of $63.37 per share.

Conclusion

“We will continue to invest in our programs, services and infrastructure to help our students succeed,” said Hamburger. “With 32 million more Americans expected to be insured by 2014 and employment figures showing early signs of recovery, our schools are well-positioned at the intersection of these two trends to help high school students and working adults obtain the skills they need to achieve their career aspirations.”

Conference Call and Webcast Information

DeVry will host a conference call on April 22, 2010, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2010 third-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (800) 798-2864 (domestic) or (617) 614-6206 (international). Use passcode 84712230 or say “DeVry Call.” DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=2683566. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until May 4, 2010. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 80031472. To access the Webcast replay, please visit DeVry’s Web site at www.devryinc.com.

About DeVry Inc.

DeVry’s purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Apollo College, Becker Professional Education, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University Schools of Medicine and Veterinary Medicine, and Western Career College. These institutions offer a wide array of programs in business, healthcare and technology and serve students in secondary through postsecondary education as well as accounting and finance professionals. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2009 and filed with the Securities and Exchange Commission on August 26, 2009.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2010	FY 2009	Change
Revenues	$504,385	$391,882	+28.7%
Net Income	$81,152	$50,886	+59.5%
Earnings per Share (diluted)	$1.12	$0.70	+60.0%
Number of common shares (diluted)	72,387	72,653	(0.4%)

	Nine Months
	FY 2010	FY 2009	Change
Revenues	$1,408,507	$1,065,214	+32.2%
Net Income	$208,333	$128,581	+62.0%
Earnings per Share (diluted)	$2.88	$1.77	+62.7%
Number of common shares (diluted)	72,271	72,624	(0.5%)

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

DeVry executed certain real estate transactions in the three and nine month periods ended March 31, 2009, which resulted in significant lease termination charges and/or losses on the sale of facilities. The following table illustrates the effects of the real estate transactions on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over-period comparisons of such operations given the discrete nature of these real estate transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	Third Quarter		First Nine-Months
	FY2010	FY2009	FY2010	FY2009
Net Income	$81,152	$50,886	$208,333	$128,581
Earnings per Share (diluted)	$1.12	$0.70	$2.88	$1.77

Loss on Real Estate Transaction (net of tax)	--	$2,543	--	$2,543
Effect on Earnings per Share (diluted)	--	$0.04	--	$0.04

Net Income Excluding the Loss on Real Estate Transaction (net of tax)	$81,152	$53,429	$208,333	$131,124
Earnings per Share (diluted) Excluding the Loss on Real Estate Transaction	$1.12	$0.74	$2.88	$1.81

Spring 2010 Enrollment Results

	2010	2009	Change
DeVry University
Undergraduate(1)
New students	17,715	14,288	+24.0%
Total students	66,909	53,259	+25.6%

Graduate coursetakers(1)(2)
January	22,679	19,475	+16.5%
March	22,343	19,357	+15.4%

Online coursetakers(2)(3) - March	67,744	55,745	+21.5%

Chamberlain College of Nursing – March(1)
New students	2,168	1,236	+75.4%
Total students	6,691	3,885	+72.2%

Ross University – January
New students	699	611	+14.4%
Total students	4,669	4,323	+8.0%

Apollo College/Western Career College (U.S. Education) – March
New students	4,218	4,323	(2.4)%
Total students	12,009	10,928	+9.9%

DeVry Brasil
New students	2,718	2,887	(5.9)%
Total students	11,789	11,742	+0.4%
Graduate Employment Statistics	Period	Percent Employed [3]	Average Salary
DeVry University (Undergraduate)(4)	Oct 08-Feb 09-Jun 09	87.7%	$44,186

[1] Includes both onsite and online students
[2] The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
[3] Includes all degree levels at DeVry University
[4] Three-term average; includes graduates of associate and bachelor’s degree programs

Chart 1: Remaining DeVry Inc. Calendar 2010 Announcements & Events

Aug 12, 2010	Fiscal 2010 Year-End Earnings and Summer Enrollment
DeVry University, (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Carrington Colleges

Oct 26, 2010	Fiscal 2011 First Quarter Earnings and Enrollment
DeVry University (graduate) Ross University DeVry Brasil

Dec 9, 2010	Most recent enrollment results; press release, no conference call
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Carrington Colleges

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2010	2009	2009

ASSETS

Current Assets

Cash and Cash Equivalents	$439,897	$165,202	$294,979
Marketable Securities and Investments	61,781	60,174	1,743
Restricted Cash	55,869	5,339	22,246
Accounts Receivable, Net	155,902	104,413	179,954
Deferred Income Taxes, Net	22,489	21,562	17,850
Prepaid Expenses and Other	32,645	28,756	33,033

Total Current Assets	768,583	385,446	549,805

Land, Buildings and Equipment

Land	53,965	53,694	50,816
Buildings	283,367	250,542	237,581
Equipment	385,703	328,637	313,053
Construction In Progress	8,958	10,587	8,420

	731,993	643,460	609,870

Accumulated Depreciation and Amortization	(359,981)	(335,889)	(332,132)

Land, Buildings and Equipment, Net	372,012	307,571	277,738

Other Assets

Intangible Assets, Net	196,003	203,195	184,654
Goodwill	515,052	512,568	494,579
Perkins Program Fund, Net	13,450	13,450	13,450
Investments	-	-	57,461
Other Assets	15,127	12,069	13,182

Total Other Assets	739,632	741,282	763,326

TOTAL ASSETS	$1,880,227	$1,434,299	$1,590,869

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2010	2009	2009

LIABILITIES

Current Liabilities

Current Portion of Debt	$44,757	$104,811	$115,063
Accounts Payable	89,152	71,564	66,212
Accrued Salaries, Wages and Benefits	69,552	74,174	53,724
Accrued Expenses	55,019	39,162	48,923
Advance Tuition Payments	24,170	27,642	26,413
Deferred Tuition Revenue	366,113	74,664	276,104

Total Current Liabilities	648,763	392,017	586,439

Non-Current Liabilities

Revolving Loan	-	20,000	20,000
Deferred Income Taxes, Net	48,281	51,895	58,518
Deferred Rent and Other	51,059	40,257	29,274

Total Non-current Liabilities	99,340	112,152	107,792

TOTAL LIABILITIES	748,103	504,169	694,231

NON-CONTROLLING INTEREST	4,518	3,188	-

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
71,231,000, 71,233,000 and 71,582,000 Shares issued
and outstanding at March 31, 2010, June 30, 2009
and March 31, 2009, respectively.	733	729	729
Additional Paid-in Capital	217,805	197,096	186,815
Retained Earnings	991,295	791,677	760,350
Accumulated Other Comprehensive Income	9,995	7,157	737
Treasury Stock, at Cost (2,077,000, 1,663,000 and 1,267,000
Shares, Respectively)	(92,222)	(69,717)	(51,993)

TOTAL SHAREHOLDERS' EQUITY	1,127,606	926,942	896,638

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,880,227	$1,434,299	$1,590,869

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2010	2009	2010	2009

REVENUES:
Tuition	$468,143	$360,629	$1,318,491	$981,800
Other Educational	36,242	31,253	90,016	83,414

Total Revenues	504,385	391,882	1,408,507	1,065,214

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	214,300	178,201	610,748	484,921
Loss on Real Estate Transactions	-	3,977	-	3,977
Student Services and Administrative Expense	168,065	137,917	487,425	395,177

Total Operating Costs and Expenses	382,365	320,095	1,098,173	884,075

Operating Income	122,020	71,787	310,334	181,139

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	476	776	1,550	4,628
Interest Expense	(336)	(484)	(1,253)	(2,013)
Net Investment Gain (Loss)	81	970	1,225	(748)

Net Interest and Other Income (Expense)	221	1,262	1,522	1,867

Income Before Income Taxes	122,241	73,049	311,856	183,006

Income Tax Provision	41,321	22,163	103,775	54,425

NET INCOME	80,920	50,886	208,081	128,581

Net Loss Attributable to Noncontrolling Interest	232	-	252	-

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$81,152	$50,886	$208,333	$128,581

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.14	$0.71	$2.92	$1.80
Diluted	$1.12	$0.70	$2.88	$1.77

Cash Dividend Declared per Common Share	$-	$-	$0.10	$0.08

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Nine Months
	Ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$208,081	$128,581
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Stock-Based Compensation Expense	7,901	6,513
Depreciation	38,381	29,480
Amortization	9,328	6,897
Provision for Refunds and Uncollectible Accounts	71,094	53,103
Deferred Income Taxes	(4,807)	83
Loss on Disposals of Land, Buildings and Equipment	398	2,297
Unrealized Net (Gain) Loss on Investments	(1,225)	2,014
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(50,516)	(18,012)
Accounts Receivable	(122,113)	(148,927)
Prepaid Expenses And Other	2,834	(2,324)
Accounts Payable	17,560	(5,834)
Accrued Salaries, Wages, Expenses and Benefits	16,558	18,250
Advance Tuition Payments	(3,595)	4,696
Deferred Tuition Revenue	291,449	211,115

NET CASH PROVIDED BY OPERATING ACTIVITIES	481,328	287,932

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(101,599)	(50,708)
Payments for Purchases of Businesses, Net of Cash Acquired	-	(287,462)
Marketable Securities Purchased	(47)	(49)
Other	(700)	-

NET CASH USED IN INVESTING ACTIVITIES	(102,346)	(338,219)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	9,632	11,048
Proceeds from Stock issued Under Employee Stock Purchase Plan	756	1,805
Repurchase of Common Stock for Treasury	(22,671)	(15,703)
Cash Dividends Paid	(12,839)	(10,015)
Excess Tax Benefit from Stock-Based Payments	2,728	3,350
Borrowings Under Revolving Credit Facility	70,000	230,000
Repayments Under Revolving Credit Facility	(150,000)	(140,000)
Borrowings Under Collateralized Line of Credit	242	46,306
Repayments Under Collateralized Line of Credit	(296)	(1,243)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(102,448)	125,548

Effects of Exchange Rate Differences	(1,839)	2,519

NET INCREASE IN CASH AND CASH EQUIVALENTS	274,695	77,780

Cash and Cash Equivalents at Beginning of Period	165,202	217,199

Cash and Cash Equivalents at End of Period	$439,897	$294,979

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for:
Interest	$684	$1,845
Income Taxes, Net	92,126	33,130

Non-cash Investing Activity:
Accretion of Noncontrolling Interest Put Option	1,582	-

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
REVENUES:
Business, Technology and Management	$ 334,603	$ 260,180	28.6%	$ 931,365	$ 738,334	26.1%
Medical and Healthcare	132,640	105,013	26.3%	375,572	256,270	46.6%
Professional Education	22,828	22,545	1.3%	58,823	60,273	-2.4%
Other Educational Services	14,314	4,144	245.4%	42,747	10,337	313.5%

Total Consolidated Revenues	504,385	391,882	28.7%	1,408,507	1,065,214	32.2%

OPERATING INCOME:
Business, Technology and Management	85,751	39,712	115.9%	219,964	102,037	115.6%
Medical and Healthcare	30,951	26,115	18.5%	89,249	68,132	31.0%
Professional Education	8,147	9,524	-14.5%	17,840	21,773	-18.1%
Other Educational Services	(1,414)	(220)	NM	(7,231)	(2,422)	NM
Reconciling Items:
Amortization Expense	(1,618)	(2,958)	-45.3%	(9,189)	(6,793)	35.3%
Depreciation and Other	203	(386)	NM	(299)	(1,588)	-81.2%

Total Consolidated Operating Income	122,020	71,787	70.0%	310,334	181,139	71.3%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	476	776	-38.7%	1,550	4,628	-66.5%
Interest Expense	(336)	(484)	-30.6%	(1,253)	(2,013)	-37.8%
Net Investment Gain (Loss)	81	970	-91.6%	1,225	(748)	NM

Net Interest and Other Income (Expense)	221	1,262	-82.5%	1,522	1,867	-18.5%

Total Consolidated Income before Income Taxes	$ 122,241	$ 73,049	67.3%	$ 311,856	$ 183,006	70.4%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if U.S. Education was a part of DeVry's business for the entire nine month periods ended March 31, 2010 and 2009. No quarterly pro forma information is presented because U.S. Education was a part of DeVry's business for the entire quarterly periods ended March 31, 2010 and 2009. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the periods.

				For The Nine Months
				Ended March 31,

				2010	2009	Increase

Medical and Healthcare Revenue as Reported				$375,572	$256,270	46.6%
U.S. Education Revenue (1)				-	35,907	NM
Pro forma Medical and Healthcare Revenue				$375,572	$292,177	28.5%

Medical and Healthcare Operating Income as Reported				$89,249	$68,132	31.0%
U.S. Education Operating Income as Adjusted (1) (2)				-	5,350	NM
Pro forma Medical and Healthcare Operating Income				$89,249	$73,482	21.5%

(1) For the portion of the period not owned by DeVry. U.S. Education, which was acquired on September 18, 2008, contributed $64 million of revenue growth in the nine months ended March 31, 2010.
(2) Adjusted for non-recurring acquisition related charges along with an allocation of home office expenses in the first quarter ended September 30, 2008.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717